CONFIDENTIAL

THE UNITED STATES DEPARTMENT OF THE TREASURY

October 3, 2011

First BanCorp 1519 Ponce de Leon Avenue San Juan, Puerto Rico 00908

Ladies and Gentlemen:

Reference is made to the Securities Purchase Agreement, dated January 16, 2009, by and between the United States Department of the Treasury (“Investor”), and First Bancorp, a corporation organized and existing under the laws of the Commonwealth of Puerto Rico (the “Company”) (the “ Purchase Agreement”). Reference is also made to the Certificate of Designations of Fixed Rate Cumulative Mandatorily Preferred Stock, Series G (“Series G Preferred Stock”) filed with the Secretary of State for the Commonwealth of Puerto Rico on July 16, 2010 (the “Certificate of Designations”). Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Purchase Agreement and the Certificate of Designations, where appropriate.

Notwithstanding any provision to the contrary in the Purchase Agreement or the Certificate of Designations, in connection with the conversion of the Series G Preferred Stock into Common Stock, the parties have agreed that:

1.	Notwithstanding the provisions of Section 4.5(b) of the Purchase Agreement, the Company agrees that all Selling Expenses incurred in connection with any registrations pursuant to the Purchase Agreement shall be borne by the Company; and

2.	Investor agrees to waive the requirement in Section 7(c) of the Certificate of Designations relating to the Series G Preferred Stock that a Notice of Early Conversion be mailed at least 3 days before the date fixed for conversion; provided, however, that such waiver shall be conditioned upon the Company delivering a Notice of Early Conversion to Investor not later than two business days before the date fixed for conversion.

The parties agree that no other terms or provisions of the Purchase Agreement or the Certificate of Designations shall be modified or waived by this letter agreement other than as specifically set forth above.

If the foregoing accurately reflects our agreement, please confirm your agreement to the terms of this letter agreement by signing in the space provided below.

Very truly yours,

UNITED STATES DEPARTMENT OF THE TREASURY

By:	/s/ Timothy G. Massad

Name:	Timothy G. Massad

Title:	Assistant Secretary for Financial Stability

Acknowledged and agreed
as of the date first written above.

FIRST BANCORP

By:	/s/ Lawrence Odell

Name:	Lawrence Odell

Title:	General Counsel, EVP